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                         INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference of our report dated February 10, 1998 accompanying the financial statements of American Educational Products, Inc. and Subsidiaries in the Form S-3 Registration Statement of American Educational Products, Inc.

HEIN + ASSOCIATES LLP


Denver, Colorado
November 11, 1998